UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 24, 2013

Jishanye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-186689	46-1992903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3F., No.10, Yuanxi 2nd Rd.,
Pingtung Agricultural Biotechnology Park,
Changzhi Township, Pingtung 908,
Taiwan, Republic of China
(Address of principal executive offices, including zip code)

+00886 08 7621913
(Registrant’s telephone number, including area code)

Yambear Bio-tech, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2013, Wei-Kung Lu resigned from Jishanye, Inc.’s (the “Company”) Board of Directors (the “Board”). The resignation was not related to the Company’s operations, policies or practices.

On October 24, 2013, the Board appointed Chun-Hao Chang to serve as a member of the Board to fill the vacancy left by Wei-Kung Lu’s resignation. In addition, on October 24, 2013, the Board appointed Chun-Hao Chang to serve as President of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2013, the Board determined that the Company’s Bylaws provisions related to stockholder written consents were not consistent with standard provisions of typical bylaws of public companies.

As a result, on October 24, 2013, the Board approved an amendment to the Bylaws of the Company, effective immediately, that changed the approval threshold of stockholder written consents from unanimous to the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholder meeting at which all shares entitled to vote thereon were present and voted.

On October 25, 2013, the Company amended its Certificate of Incorporation to change the Company’s name to “Jishanye, Inc.”

The text of the amendment to the Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The text of the amendment to the Certificate of Incorporation is attached as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 25, 2013, the Company amended its Certificate of Incorporation to change the Company's name to "Jishanye, Inc."

The amendment to the Certificate of Incorporation was approved by the Board on October 24, 2013. On October 24, 2013, 54% of the stockholders had approved the amendment by written consent.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Bylaw Amendment
3.2	Certificate of Incorporation Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2013	Jishanye, Inc.
(Registrant)

	By:	/s/ Hsin-Lung Lin
Hsin-Lung Lin, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Bylaw Amendment
3.2	Certificate of Incorporation Amendment